UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report: December 31, 2008

(Date of earliest event reported)

BigBand Networks, Inc.

(Exact Name of Registrant as specified in Charter)

Delaware	Commission File No.:	04-3444278
(State or other Jurisdiction of incorporation)	001-33355	(I.R.S. Employer Identification No.)

475 Broadway Street

Redwood City, California 94063

(Address of Principal Executive Offices, including zip code)

(650) 995-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On December 31, 2008, upon the recommendation of the Compensation Committee of its Board of Directors, BigBand Networks, Inc. (the “Company”) entered into an Amendment to Employment Agreement with Amir Bassan-Eskenazi, the Company’s President, Chief Executive Officer and Chairman, an Amendment to Employment Agreement with David W. Heard, the Company’s Chief Operating Officer, and an Amendment to Employment Agreement with Robert Horton, the Company’s Senior Vice President and General Counsel (the “Amendments”).

The Amendments were entered into in order to bring each executive officer’s employment agreement into documentary compliance with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations and guidance thereunder. The Amendments primarily provide for changes relating to the timing of payments upon termination of employment.

Copies of the Amendments are attached hereto as Exhibits 10.8A, 10.11B and 10.12B to this Form 8-K, and each is incorporated herein by reference. The foregoing descriptions of the terms of the Amendments are qualified in their entirety by reference to such Amendments.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.8A	Amended Employment Agreement – Amir Bassan-Eskenazi
10.11B	Amended Employment Agreement – David Heard
10.12B	Amended Employment Agreement – Robert Horton

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIGBAND NETWORKS, INC.

Date: January 5, 2009	By:	/s/ Robert E. Horton
Robert E. Horton
Senior Vice President & General Counsel

EXHIBIT INDEX

Exhibit No.	Description
10.8A	Amended Employment Agreement – Amir Bassan-Eskenazi
10.11B	Amended Employment Agreement – David Heard
10.12B	Amended Employment Agreement – Robert Horton